                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:




[ ]  Preliminary Proxy Statement


[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials


[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               LENNAR CORPORATION
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           [LENNAR CORPORATION LOGO]

     Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 -- (305)559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 6, 1999

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

     This is to notify you that the Annual Meeting of the stockholders of Lennar Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida, on Tuesday, April 6, 1999, at 10:00 o'clock a.m. Eastern Daylight Saving Time, for the following purposes:

          1. To elect three directors. The other directors have been elected for terms which expire in subsequent years.

          2. To vote upon an amendment to our Certificate of Incorporation which will authorize us to issue up to 100,000,000 shares of Participating Preferred Stock.

          3. To transact any other business which may properly come before the meeting.

     Only stockholders of record at the close of business on February 23, 1999 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Our transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary


Dated:  March 5, 1999

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY


     Our management is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies for the proposals presented in this Proxy Statement. They will not vote shares with regard to matters as to which proxies instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted). WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT MARCH 5, 1999 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 23, 1999. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive at our office at 700 N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.


COST AND METHOD OF SOLICITATION


     We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. In addition, we have retained Morrow & Co., Inc. to assist in the solicitation of proxies. We will pay Morrow & Co., Inc. $17,500 for its services. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.


VOTING RIGHTS AND PROXIES


     Only stockholders of record at the close of business on February 23, 1999 will be entitled to vote at the meeting. Our only outstanding voting securities on that date were 48,417,506 shares of Common Stock and 9,848,562 shares of Class B Common Stock. Each outstanding share of Common Stock is entitled to one vote. Each outstanding share of Class B Common Stock is entitled to ten votes.


     You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

PRINCIPAL STOCKHOLDERS

     On February 23, 1999, the following persons are the only persons who, insofar as we are aware, owned beneficially more than 5% of any class of our voting securities:


                                                                 AMOUNT AND
                                                            NATURE OF BENEFICIAL   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER     TITLE OF CLASS          OWNERSHIP           CLASS
------------------------------------     --------------     --------------------   ----------
Leonard Miller......................  Class B Common Stock       9,818,861(l)         99.7%
  23 Star Island
  Miami Beach, FL 33139
Warburg, Pincus Investors, L.P.(2)..  Common Stock               7,076,600            14.6%
  466 Lexington Avenue
  New York, New York 10017
FMR Corp............................  Common Stock               5,054,026            10.4%
  82 Devonshire Street
  Boston, MA 02109-3614


---------------
(1) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.


(2) Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co., LLC are also beneficial owners of the shares owned by Warburg, Pincus Investors, L.P. Warburg, Pincus & Co. may be deemed to own beneficially an additional 156,978 shares of Common Stock.

     On February 23, 1999, The Depository Trust Company owned of record 46,670,570 shares of Common Stock, which was 96.4% of the outstanding Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.


     Our voting securities which our directors and executive officers owned on February 23, 1999 were as follows:


                                                               AMOUNT AND
                                                          NATURE OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER             TITLE OF CLASS           OWNERSHIP(1)         OF CLASS
------------------------             --------------       --------------------    ----------
Leonard Miller..................  Class B Common Stock          9,818,861(2)(3)      99.7%
                                  Common Stock                     18,140                (6)
Irving Bolotin..................  Common Stock                    126,621                (6)
Bruce Gross.....................  Common Stock                     67,324                (6)
Jonathan M. Jaffe...............  Common Stock                     63,195                (6)
R. Kirk Landon..................  Common Stock                        900                (6)
Sidney Lapidus..................  Common Stock                         --(4)             (6)
Reuben S. Leibowitz.............  Common Stock                         --(4)             (6)
Stuart A. Miller................  Common Stock                    405,667                (6)
Allan J. Pekor..................  Common Stock                     24,486                (6)
Arnold P. Rosen.................  Common Stock                         --                (6)
Steven J. Saiontz...............  Common Stock                    100,549(5)             (6)
Directors and Officers as a
  Group
  (15 persons)..................  Class B Common Stock          9,818,861            99.7%
                                  Common Stock                    845,748             1.7%


---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 23, 1999. Those options include options held by Bruce Gross relating to 25,484 shares, Jonathan M. Jaffe relating to 30,500 shares, Stuart A. Miller relating to 332,000 shares, Allan J. Pekor relating to 13,272 shares and all directors and executive officers relating to 425,256 shares. Also includes shares held by our Employee Stock Ownership/401(k) Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.


(2) Leonard Miller's shares are owned by two limited partnerships. A corporation wholly-owned by Mr. Miller is the sole general partner of those partnerships. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.


(3) Stuart A. Miller is the trustee, and Stuart A. Miller and Mr. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 5,500,000 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 5,500,000 shares and neither Stuart A. Miller nor Mr. Saiontz is shown as a beneficial owner of those shares.



(4) Does not include 7,076,600 shares held by Warburg, Pincus Investors, L.P., in which E.M. Warburg, Pincus & Co., LLC is the general partner. Sidney Lapidus and Reuben S. Leibowitz are partners of E.M. Warburg, Pincus & Co., LLC.



(5) Does not include 9,000 shares held by Mr. Saiontz's wife.



(6) Less than 1%.



     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller is entitled to 98,206,750 votes, which is 66.85% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group are entitled to 98,609,102 votes, which is 67.13% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock.

                             ELECTION OF DIRECTORS

     Our directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. Our Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The persons named in the accompanying Proxy will vote for the following three people as our directors to serve until the 2002 Annual Meeting of Stockholders:

NAME OF DIRECTOR                            AGE     DIRECTOR SINCE    TERM EXPIRES
----------------                            ---     --------------    ------------
NOMINATED TO SERVE UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS

Reuben S. Leibowitz......................   51         1997              1999
Stuart A. Miller(1)......................   41         1990              1999
Steven J. Saiontz........................   40         1990              1999

INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING

Jonathan M. Jaffe........................   39         1997              2000
Sidney Lapidus...........................   61         1997              2000
Arnold P. Rosen..........................   78         1969              2000
Irving Bolotin(1)........................   66         1974              2001
R. Kirk Landon...........................   69         1999              2001
Leonard Miller(1)........................   66         1969              2001

---------------
(1) Executive Committee member.

     Reuben S. Leibowitz has been a Managing Director of E. M. Warburg, Pincus & Co., LLC since 1984. Prior to 1984, Mr. Leibowitz was a partner at Spicer and Oppenheim, Certified Public Accountants. Mr. Leibowitz currently serves on the boards of directors of Chelsea GCA Realty, Inc. and Grubb & Ellis Company.

     Stuart A. Miller has been our President and Chief Executive Officer since April 1997. For more than five years prior to that, he was one of our Vice Presidents. He is the Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997. He is a Director of Union Bank of Florida. Mr. Miller is the son of Leonard Miller and brother-in-law of Steven J. Saiontz.

     Steven J. Saiontz has been the Chief Executive Officer of LNR Property Corporation since June 1997. For more than five years before that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of ours. He is a Director of Union Bank of Florida. Mr. Saiontz is the son-in-law of Leonard Miller and brother-in-law of Stuart A. Miller.

     Jonathan M. Jaffe has been one of our Vice Presidents since 1994. For more than five years before that, he held executive positions with various of our subsidiaries.

     Sidney Lapidus has been a Managing Director of E.M. Warburg, Pincus & Co., LLC since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Caribiner International, Inc., Grubb & Ellis Company, Journal Register Co., Inc., Knoll, Inc. and Information Holdings Inc., as well as a number of private companies.

     Arnold P. Rosen was one of our founders and a founder of our predecessor, F&R Builders, Inc. (which now is Lennar Homes, Inc.). Now retired, Mr. Rosen served as an Executive Vice President from our founding in 1969 until his retirement on December 31, 1977.


     Irving Bolotin was a Senior Vice President of our Company until he retired on December 31, 1998. He had held that position for more than five years before his retirement.

     R. Kirk Landon is the Chairman of the Board of American Bankers Insurance Group and since June 1993 has been the Chairman and a major stockholder of Innovative Surveillance Technology. He is Vice Chairman of the Board of Trustees of Barry University and a Director of Great Smokey Mountains Railway. From September 1991 to December 1998, he was Chairman of the Federal Reserve Bank, Atlanta/Miami Branch.

     Leonard Miller is our Chairman of the Board. He was one of our founders, and from our founding in 1969 until April 1997, Mr. Miller was our President and Chief Executive Officer. He is the Chairman of the Board of Trustees of the University of Miami, Chairman of South Florida Annenberg Challenge and a Director of Union Bank of Florida. Mr. Miller is the father of Stuart Miller and the father-in-law of Steven Saiontz.


     An affiliate of E.M. Warburg, Pincus & Co., LLC was a significant stockholder of Pacific Greystone Corporation, a California-based homebuilder which we acquired in a merger on October 31, 1997. In connection with the merger, we agreed that for as long as Warburg Pincus and its affiliates own at least 10% of our common stock of both classes, we will recommend that our stockholders vote for two persons nominated by the Warburg Pincus affiliate for our Board of Directors and Leonard Miller agreed to vote all shares that he or his family partnerships own in favor of those persons. We also agreed that for as long as Warburg Pincus and its affiliates own at least 5% of our common stock of both classes, (i) we will recommend that our stockholders vote for one person nominated by the Warburg Pincus affiliate for our Board of Directors and (ii) any issuance of more than 20% of our outstanding stock in a three year period, or acquisition in a transaction or series of related transactions of assets or properties with a fair market value of more than $100 million (other than acquisitions in the ordinary course of business consistent with past practice in states in which we operated at the time of the merger), will require the Warburg Pincus affiliate's prior approval. The Warburg Pincus affiliate is currently entitled to designate two directors to the Board of Directors. Messrs. Lapidus and Leibowitz are those designees.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for our Chief Executive Officer and for the four additional executive officers who together were our five highest paid executive officers for the year ended November 30, 1998:

                           SUMMARY COMPENSATION TABLE


                                                                                    LONG-TERM COMPENSATION
                                                                               ---------------------------------
                                                ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                                        ------------------------------------   -----------------------   -------
                                                                OTHER ANNUAL    RESTRICTED                LTIP      ALL OTHER
                                                                COMPENSATION   STOCK AWARDS   OPTIONS/   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)       (1)($)         (2)($)        SARS     (3)($)       (4)($)
---------------------------     ----    ---------   ---------   ------------   ------------   --------   -------   ------------
Leonard Miller................  1998     750,000                                                                       9,200
 Chairman of the Board          1997     473,100      879,800                     1,600                                6,600
                                1996     467,300      721,200                     1,500                               11,700

Stuart A. Miller..............  1998     600,000    1,800,900                                                          7,900
 President and Chief            1997     230,800      703,800                     1,600                                5,300
 Executive Officer              1996     207,700      577,000                     1,500                                3,500

Jonathan M. Jaffe.............  1998     400,000    1,500,000                                            53,700        8,100
 Vice President                 1997     215,400      450,000     120,300         1,600                  53,700        5,400
                                1996     202,000      112,300      68,400         1,500                  44,200        2,900

Allan J. Pekor................  1998     300,000      539,500                                                          8,700
 Vice President                 1997     288,100                                  1,600                                5,000
                                1996     273,500                                  1,500                                6,100

Bruce Gross...................  1998     300,000      225,000                                                          7,100
 Vice President and Chief       1997(5)
 Financial Officer              1996(5)


---------------
(1) Consists of relocation related expenses.

(2) At November 30, 1998, a total of 247,404 restricted shares of Common Stock, with an aggregate market value of $5,504,739 on that day, were held in employees' accounts under our Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years service are vested (221,537 shares at November 30, 1998). Shares in the accounts of other employees become vested at the rate of 20% per year over a five year period. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 1998 included 9,271 shares in Leonard Miller's account (with a market value on that day of $206,280), 7,837 shares in Stuart A. Miller's account (with a market value on that day of $174,373), 1,106 shares in Jonathan M. Jaffe's account (with a market value on that day of $24,609), and 6,005 shares in Allan J. Pekor's account (with a market value on that day of $133,611). All shares held in these officers' accounts were vested.


(3) Consists of deferred payments of bonuses previously earned.

(4) Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums and long-term disability insurance premiums paid by us, as follows:


                                                                                 LONG-TERM
                                                  401(K)        TERM LIFE       DISABILITY
                                                 MATCH ($)    INSURANCE ($)    INSURANCE ($)
                                                 ---------    -------------    -------------
Leonard Miller.........................  1998      5,000          2,700            1,500
                                         1997      2,400          2,400            1,800
                                         1996      2,400          7,000            2,300

Stuart A. Miller.......................  1998      4,600          2,700              600
                                         1997      2,400          2,400              500
                                         1996      2,400            700              400

Jonathan M. Jaffe......................  1998      5,000          2,600              500
                                         1997      2,400          2,200              800
                                         1996      2,400            300              200

Allan J. Pekor.........................  1998      5,000          1,900            1,800
                                         1997      2,400          1,300            1,300
                                         1996      2,400          3,000              700

Bruce Gross............................  1998      5,000          1,700              400
                                         1997(5)
                                         1996(5)


(5) Does not include compensation from Pacific Greystone Corporation before we acquired it through a merger on October 31, 1997.

     Directors who are not our employees are paid annual fees of $10,000 plus $2,500 for each board meeting attended in person and $500 for each board meeting in which they participate by conference communications equipment. Directors who are also our employees receive no additional remuneration for services as directors.

     No options or stock appreciation rights were granted to our Chief Executive Officer or to any of our four additional highest paid executive officers for the fiscal year ended November 30, 1998.

     The following table sets forth information about option/SAR exercises in the fiscal year ended November 30, 1998 and option/SAR values as of the end of that year for our Chief Executive Officer and our four additional highest paid executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES


                                                                                             VALUE OF
                                                                        NUMBER OF          UNEXERCISED
                                                                       UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS/SARS        OPTIONS/SARS
                                                                        AT FISCAL           AT FISCAL
                                                                         YEAR-END        YEAR-END ($)(1)
                                        SHARES                       ----------------    ----------------
                                      ACQUIRED ON       VALUE        EXERCISABLE(E)/     EXERCISABLE(E)/
NAME                                   EXERCISE      REALIZED ($)    UNEXERCISABLE(U)    UNEXERCISABLE(U)
----                                  -----------    ------------    ----------------    ----------------
Leonard Miller......................
  Chairman of the Board

Stuart A. Miller....................                                      309,500(E)         4,225,917(E)
  President and Chief Executive                                           172,500(U)         2,104,275(U)
  Officer

Jonathan M. Jaffe...................                                       25,250(E)           206,073(E)
  Vice President                                                          221,250(U)         1,724,018(U)

Allan J. Pekor......................    24,815         459,012              7,757(E)            64,876(E)
  Vice President                                                          127,722(U)         1,400,836(U)

Bruce Gross.........................                                       25,484(E)           242,292(E)
  Vice President and Chief Financial                                       45,000(U)           184,050(U)
  Officer


---------------
(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of the Common Stock on November 30, 1998.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     Our Board has established an Audit and Nominating Committee, a Compensation Committee, a Stock Option Committee and an Independent Directors Committee.

     The Audit and Nominating Committee consists of Messrs. Leibowitz and Rosen. It met three times during fiscal 1998. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for us by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of our internal audit department. In addition, it reviews possible candidates for election to our Board of Directors.

     The Compensation Committee consists of Messrs. Leibowitz and Rosen. It met once during fiscal 1998. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans.

     Since April 1998, the Stock Option Committee has consisted of Messrs. Leonard Miller and Stuart Miller. It met ten times during fiscal 1998. Its principal functions are: granting options under our stock option plans, setting the terms of these options and administering the stock option plans. In some instances, Stock Option Committee awards of stock options are subject to Board of Directors approval.

     Our by-laws require that any significant transactions we have with LNR Property Corporation or its subsidiaries, including significant decisions regarding Lennar Land Partners (of which we and LNR each own 50%), be approved by an Independent Directors Committee, which consists entirely of members of our Board who are not directors, officers or employees of LNR. The members of our Independent Directors Committee are Messrs. Lapidus, Leibowitz and Landon (who was elected to the committee in January 1999). The committee met twice during fiscal 1998.

     Our Board normally holds meetings quarterly, but holds additional special meetings when required. During fiscal 1998, the Board met eight times. Each director attended at least three-fourths of the total number of meetings of the Board which were held while he was a director and at least three-fourths of the total number of meetings of all committees of the Board on which he served.

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 1998, and the basis for the compensation of Stuart A. Miller, who served as our President and Chief Executive Officer during fiscal 1998.

     Each year, the Compensation Committee reviews the compensation of each of our employees and each employee of our subsidiaries whose compensation for the previous year exceeded a specified level. This review includes salary for the prior two years, the anticipated bonus, if any, for the preceding year (the actual bonus usually has not yet been computed) and the management recommendations as to salary and bonus formulae for the following year (except that there is no management recommendation as to the Chief Executive Officer or the Chairman of the Board).

     The bonus formulae which our management recommends vary depending on particular employees' positions and other factors. Bonuses for regional and division presidents and people in similar capacities often are a percentage of the profits of the divisions or other business units of which they have charge. We base bonuses of other employees upon various approaches to evaluating their performance.

     The Compensation Committee almost always accepts our management's recommendation as to all but our highest paid officers. This is because our management is far more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. It is also because our management has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly, and have promoted our policy of attempting to compensate employees in the mid-range of what is customary for comparable work in applicable geographic areas.

     The Compensation Committee reviews in greater depth the recommendations of the Chief Executive Officer regarding compensation of our most highly paid executive officers. The review has included both proposed salaries and bonus formulae.

     At its October 1997 meeting, the Compensation Committee reviewed the compensation of Stuart A. Miller, our Chief Executive Officer. The Compensation Committee discussed the contributions Mr. Miller had made as our primary operating officer, and his expected future contribution, including that in connection with our merger with Pacific Greystone Corporation. Pacific Greystone had insisted that Mr. Miller commit to devote at least 75% of his working time to us (the balance to be devoted to LNR Property Corporation, the shares of which were at the time of the merger being distributed to our stockholders). The committee also discussed the key role Mr. Miller had played in separating us into two New York Stock Exchange listed companies and in arranging our merger with Pacific Greystone, and the effect those transactions had on the price of our stock and were expected to have on our future activities. The Compensation Committee also reviewed an analysis, abstracted from proxy statements, of the 1996 compensation of senior executive officers of the four homebuilding companies which are viewed as most comparable to us. The committee resolved to increase Mr. Miller's compensation with regard to fiscal 1998 to a base salary of $600,000, plus a bonus equal to 0.75% of our consolidated net income before income taxes during that year. At the same meeting, the committee approved compensation by LNR Property Corporation (which at the time was a subsidiary) to Mr. Miller during fiscal 1998 for serving as its Chairman of the Board of $200,000 plus 0.25% of its consolidated net income before income taxes.


     At its October 1997 meeting, the Compensation Committee also reviewed in detail the compensation recommendations regarding the seven most highly paid executive officers. The committee approved the compensation of Leonard Miller, Jonathan Jaffe, Allan Pekor, Marshall Ames, Wayne Von Dreele, Mark Shevory and Jay Wissink. That compensation included fixed salaries and bonuses based upon the return generated on the assets employed in the activities supervised by each of those persons.

     The Compensation Committee, at its October 1997 meeting, also recommended grants of stock options to our officers and key employees. This included a recommended grant to Stuart A. Miller, our Chief Executive Officer, of options to purchase 100,000 shares at an exercise price equal to the mean of the high and low prices of our stock on November 3, 1997, which become exercisable in nine annual installments.

                                          ARNOLD P. ROSEN, Chairman
                                          CHARLES I. BABCOCK, JR. (until April
                                          8, 1998)
                                          REUBEN S. LEIBOWITZ
                                          LEONARD MILLER (until October 31,
                                          1997)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arnold P. Rosen, who is the Chairman of our Compensation Committee, was our Executive Vice President until his retirement in 1977.

                               PERFORMANCE GRAPH

     The following graph compares the five year cumulative total return of our Common Stock, assuming the reinvestment of dividends, with the Dow Jones Equity Market Index and the Dow Jones Home Construction Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING NOVEMBER 30

                                 (1993 = $100)



Company/Index Name                    1993    1994    1995    1996    1997    1998
------------------                    ----    ----    ----    ----    ----    ----
Lennar Corporation                    $100    $ 79     $113    $133    $258   $274
Dow Jones Equity Market Index          100     101      138     176     227    280
Dow Jones Home Construction Index      100      69      112     106     161    159


     The graph assumes $100 invested on November 30, 1993 in Lennar Common Stock, the Dow Jones Equity Market Index and the Dow Jones Home Construction Index with the reinvestment of all dividends, including the Company's distribution to shareholders of LNR Property Corporation common stock on October 31, 1997. For the purpose of this chart, the LNR distribution is treated as a nontaxable cash dividend that would have been converted to additional Lennar shares.

              PROPOSAL TO AUTHORIZE PARTICIPATING PREFERRED STOCK


     Our stockholders are being asked to vote upon a proposal to amend our Certificate of Incorporation so we will be authorized to issue up to 100,000,000 shares of a new Participating Preferred Stock. The text of a proposed amended
Article IV of our Certificate of Incorporation (relating to the stock we are authorized to issue) with the proposed new language (including the description of the Participating Preferred Stock) shown in italics, is Exhibit 1 to this Proxy Statement.


Background

     Currently we have two classes of outstanding stock, Common Stock and Class B Common Stock. Our Board of Directors can also authorize us to issue up to 500,000 shares of Preferred Stock with whatever rights, preferences and qualifications it deems appropriate, but it has not done so. Our Common Stock is listed on the New York Stock Exchange and is widely held. More than 99% of our Class B Common Stock is owned by Leonard Miller, one of our founders, through family partnerships.


     The principal differences between the Common Stock and the Class B Common Stock are that (a) each share of Class B Common Stock is entitled to ten votes on each matter submitted to a vote of the common stockholders, while each share of Common Stock is entitled to only one vote, (b) the cash dividends, if any, paid with regard to a share of Class B Common Stock in a year cannot be more than ninety percent of the cash dividends, if any, paid with regard to a share of Common Stock in that year, (c) Class B Common Stock cannot be transferred, except to a limited group of Permitted Transferees (primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities of which the Class B stockholder or close relatives are majority owners), (d) Class B Common Stock may at any time be converted into Common Stock, but Common Stock may not be converted into Class B Common Stock,
(e) amendments to provisions of our Certificate of Incorporation relating to the Common Stock or the Class B Common Stock require the approval of a majority of the shares of Common Stock which are voted with regard to them (as well as a majority in voting power of all the outstanding Common Stock and Class B Common Stock combined) and (f) a merger or similar transaction in which the holders of the Class B Common Stock receive per share consideration which is different from the per share consideration received by the holders of the Common Stock must be approved by the holders of a majority of the outstanding Common Stock, as well as receiving whatever other approval may be required by law. In addition, under Delaware law, certain matters affecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class. However, if at any time the outstanding Class B Common Stock is less than 10% of the outstanding Common Stock and Class B common Stock taken together, the Class B Common Stock will automatically be converted into Common Stock, and we no longer will be authorized to issue Class B Common Stock.


     Our Certificate of Incorporation was amended in 1987 to authorize the issuance of Class B Common Stock. At that time, we gave the holders of the outstanding Common Stock the right, for a limited period, to convert each share of Common Stock they held into one share of Class B Common Stock. Our Certificate of Incorporation provided that after the end of that conversion period, we could not issue any shares of Class B Common Stock except as a dividend or distribution with regard to outstanding shares of Class B Common Stock.

Reasons for Authorization to Issue Participating Preferred Stock

     In the Proxy Statement by which we asked our stockholders to authorize us to issue Class B Common Stock, we said:

          Leonard Miller is one of the two co-founders of the Company, and has been the largest stockholder of the Company since it was founded.
     Mr. Miller has been principally responsible for the Company's business philosophy, which has included foregoing some possible profits during high points in the home building cycle to protect the Company against some of the negative effects of downturns in the home building cycle.
     The Company is considering the possibility of raising additional capital shortly (possibly before the Annual Meeting of Stockholders), which might be done by selling Common Stock or convertible debentures, and the Company might at some time want to issue additional Common Stock in connection with stock dividends, stock splits or acquisitions (although no acquisitions involving the issuance of stock are currently under consideration). If the stockholders approve the proposed amendment to the Certificate of Incorporation, the Company will have 21,109,212 shares of authorized Common Stock which would be available for issuance for these or other purposes. However, if the Company were to issue a substantial number of additional shares of Common Stock, and by doing that reduce the percentage of the outstanding stock owned by the management of the Company, and in particular by Mr. Miller, the Company might become vulnerable to efforts by people to take over control of the Company without approval of, or negotiation with, the Company's Board of Directors. Issuance of the proposed Class B Common Stock would avoid this, at least as long as Mr. Miller or members of his family continue to own a significant amount of the Class B Common Stock he [received] on conversion of his Common Stock. Thus, issuance of the Class B Common Stock would make it possible for the Company to sell Common Stock, issue debt securities which are convertible into Common Stock and use Common Stock for acquisitions, without, as long as Mr. Miller owns a significant amount of Class B Common Stock, exposing the Company to the possibility of a change in control which is not approved by its Board of Directors and its principal stockholder. While the Board of Directors realizes that a change of control could result in short-term benefits to the Company's stockholders, whether because of a tender offer at a price which is higher than the then market price or because of an effort to increase the Company's short-term profits (see "Possible Adverse Consequences"), the Board of Directors believes it will be in the best interests of the Company and its stockholders to make it necessary for anyone attempting to take control of the Company to negotiate with the Company's Board of Directors and its principal stockholder, because those negotiations will make it possible for the Board of Directors and Mr. Miller to attempt to obtain the maximum possible price for the stockholders, and to prevent a transaction which it or he believes is not fair to the stockholders.


     Our Board of Directors still believes it is important, and in the best interests of our stockholders, that Leonard Miller and his family (including Stuart Miller, who currently is our President and Chief Executive Officer) be able to cast a majority, or nearly a majority, of the votes with regard to matters which are presented to our stockholders. However, as noted above, our Certificate of Incorporation provides that if at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding Common Stock and Class B Common Stock taken together, the Class B Common Stock will automatically be converted into Common Stock. Currently, the Class B Common Stock is approximately 17% of the outstanding Common Stock and Class B Common Stock taken together (there are 48,417,506 shares of Common Stock and 9,848,562 shares of Class B Common Stock outstanding). However, we have outstanding Zero Coupon Senior Convertible Debentures which are convertible into a total of 6,105,104 shares of Common Stock and we have outstanding stock options which entitle, or in the future may entitle, the holders to purchase a total of 3,691,437 shares of Common Stock. Therefore, if we were to issue an additional 30,423,012 shares of Common Stock in public offerings, in connection with acquisitions or otherwise, even if there are no future conversions of Class B Common Stock into Common Stock, the Class B Common Stock could be (and if we issued an additional 40,219,553 shares of Common Stock in public offerings, in connection with acquisitions or otherwise, the Class B Common Stock definitely would be) less than 10% of the outstanding Common Stock and Class B Common Stock taken together and the Class B Common Stock would automatically be converted into Common Stock. If that occurred, the voting power of the stock Leonard Miller owns through his family partnerships would be reduced to less than ten percent.


     Although our Board of Directors believes it is in our best interests and in the best interests of our stockholders that Leonard Miller and members of his family continue to have voting control of us, our Board of Directors also feels it is important that we be able to use stock in connection with acquisitions and that we be able to raise funds by selling stock or convertible securities. During fiscal 1997 and 1998, we issued a total of 20.5 million shares of Common Stock in connection with acquisitions of companies which owned and were building on properties in California and neighboring states and other companies. Those transactions were a key factor in our becoming one of the largest single family homebuilders in California only three years after we initially entered that market. During fiscal 1998 we also raised more than $200,000,000 by selling Zero

Coupon Senior Convertible Debentures on which we will not be required to pay interest or similar amounts for at least five years and which have a yield to maturity of only 3.875%. Finally, during fiscal 1998, we sold Common Stock for more than $36 million.


     Our Board of Directors approved the proposed amendment to our Certificate of Incorporation authorizing us to issue up to 100,000,000 shares of Participating Preferred Stock so we can use Participating Preferred Stock in connection with acquisitions, and can make offerings of Participating Preferred Stock, without creating the possibility that the Class B Common Stock will automatically be converted into Common Stock. However, although we are almost always investigating or discussing possible acquisitions, we have no current agreements or plans to use Participating Preferred Stock in connection with any specific transactions. The Participating Preferred Stock will be identical with the Common Stock in every way, except that (a) no dividends may be paid with regard to the Common Stock in a calendar year until the holders of the Participating Preferred Stock have received a total of $.0125 per share, then no dividends may be paid in that year with regard to the Participating Preferred Stock until the holders of the Common Stock have received dividends totaling $.0125 per share, and then any additional dividends in the year will be paid on an equal per share basis to the holders of the Participating Preferred Stock and of the Common Stock, (b) if we are liquidated, none of our assets may be distributed to the holders of the Common Stock until the holders of the Participating Preferred Stock have received assets totaling $10 per share, then no assets may be distributed to the holders of the Participating Preferred Stock until the holders of the Common Stock have received assets totaling $10 per share, and then any further liquidating distributions will be made on an equal per share basis to the holders of the Participating Preferred Stock and of the Common Stock, and (c) holders of Participating Preferred Stock will vote separately on corporate actions which would change the Participating Preferred Stock or would cause the holders of the Participating Preferred Stock to receive consideration in a merger or similar transaction which is different from the consideration received by the holders of the Common Stock.



     The Board of Directors believes that, so long as the per share dividends on the Common Stock and the Participating Preferred Stock are substantially in excess of $.0125 per year (last year the dividends on our Common Stock totaled $.05 per share) and the assets which would be available for distribution to our stockholders if we were liquidated appear to be significantly more than $10 per share (our stockholders' equity at November 30, 1998 was $12.31 per share), the value of a share of Participating Preferred Stock should be approximately the same as the value of a share of Common Stock. Therefore, we should be able to use Participating Preferred Stock for acquisitions and securities offerings in much the same manner as we could use Common Stock. However, because the Participating Preferred Stock is neither Common Stock nor Class B Common Stock, issuing Participating Preferred Stock will not increase the likelihood that the Class B Common Stock will automatically be converted into Common Stock.


Other Modifications Effected by the Proposed Amendment


     As you will see when you review the proposed amended Article IV of our Certificate of Incorporation (which is Exhibit 1 to this Proxy Statement), there are some provisions which will help ensure that, except as described above, the Participating Preferred Stock will be the same as the Common Stock. There also are a few minor language changes which are intended to ensure that similar concepts are described with similar words throughout our Certificate of Incorporation, but which we believe will not make any substantive change in our Certificate of Incorporation.

Vote Required


     Approval of the proposed amendment to our Certificate of Incorporation requires the affirmative vote of (a) a majority of the Common Stock and the Class B Common Stock voting together without regard to class (with the Common Stock having one vote per share and the Class B Common Stock having ten votes per share), (b) the holders of a majority of the shares of Common Stock which are voted with regard to the proposal and (c) the holders of a majority of the shares of Class B Common Stock which are voted with regard to the proposal. Leonard Miller has stated that his family partnerships will vote in favor of the proposal. Therefore, the proposal will be approved by the holders of the outstanding Common Stock and Class B Common Stock voting together without regard to class, and by the holders of the outstanding Class B Common Stock. However, the amendment will not be adopted unless it is also approved by the holders of a majority of the shares of Common Stock which are voted with regard to it.


THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT.

                                 OTHER MATTERS

     Our management does not know of any matters other than those described in this proxy statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

AUDITORS

     Deloitte & Touche LLP audited our financial statements for the year ended November 30, 1998. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so.


     The Board of Directors has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 1999. We will discuss the selection at meetings of the audit committee and of the Board of Directors after our Annual Meeting of Stockholders.


STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING


     We must receive proposals which stockholders wish to be included in next year's Proxy Statement at our principal executive offices at Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 no later than November 6, 1999.


                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary


Dated:  March 5, 1999

                                                                       EXHIBIT 1



        PROPOSED AMENDED ARTICLE IV OF OUR CERTIFICATE OF INCORPORATION



                                  ARTICLE IV.



                                     STOCK



     The total authorized number of shares of stock of the Corporation is 230,500,000 shares. Of these, 100,000,000 shares are classified as Common Stock, par value $.10 per share, 30,000,000 shares are classified as Class B Common Stock, par value $.10 per share, 100,000,000 shares are classified as Participating Preferred Stock, par value $.10 per share, and 500,000 shares are classified as Preferred Stock, par value $10.00 per share, except that if at any time after shares of Class B Common Stock are issued, there no longer are any outstanding shares of Class B Common Stock, the authorization to issue Class B Common Stock will terminate and after that time the shares of stock the Corporation is authorized to issue will be 130,000,000 shares of Common Stock, par value $.10 per share, 100,000,000 shares of Participating Preferred Stock, par value $.10 per share, and 500,000 shares of Preferred Stock, par value $10.00 per share, and the Company will file a Certificate of Amendment to its Certificate of Incorporation or a restated Certificate of Incorporation showing the change in the authorized stock. As used in this Certificate of Incorporation, the term "Common Stock" refers to Common Stock, par value $.10 per share, and does not include Class B Common Stock; the term "Class B Common Stock" refers to Class B Common Stock, par value $.10 per share; the term "Participating Preferred Stock" means Participating Preferred Stock, par value $.10 per share; and the term "Preferred Stock" means Preferred Stock, par value $10 per share, and does not include Participating Preferred Stock.



     The description of the classes of stock and the relative rights, voting power, preferences and restrictions of the shares of each class which are fixed by the Certificate of Incorporation and the express grant of authority to the Board of Directors of the Corporation (hereinafter referred to as the "Board of Directors") to fix by resolution or resolutions the dividend rate, the redemption price, the liquidation price, the conversion rights, if any, and the sinking or purchase fund rights of shares of any class or of any series of any class or the number of shares constituting any series of any class are as follows:



PREFERRED STOCK



     (a) The 500,000 shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as are stated herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided.



     (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to authorize from time to time the issuance of one or more series of Preferred Stock, and with respect to each series to fix or alter from time to time as to shares then unallotted, by resolution or resolutions providing for the issuance of such series:



          (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;



          (2) The dividend rate or rates to which shares of such series shall be entitled; the restrictions, conditions and limitations upon the payment of such dividends; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall be cumulative and the dates on which such dividends if declared shall be payable;



          (3) The manner of selecting shares for redemption, the redemption price and the manner of redemption and the effect thereof;

          (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;



          (5) The obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;



          (6) The terms and conditions of the rights, if any, of the holders of such series to convert such shares into shares of Common Stock of the Corporation;



          (7) The terms and conditions of the rights, if any, of the holders of shares of such series to vote such shares;



          (8) Any other rights, preferences, powers and restrictions not inconsistent with applicable law or the provisions hereof.



     (c) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. All series of Preferred Stock shall be of equal rank and be identical in all respects, except as permitted by paragraph (b) of this provision regarding Preferred Stock.



     (d) The holders of the Preferred Stock of each series shall be entitled to receive such dividends in cash, when and as declared by the Board of Directors, to be paid out of earned surplus or out of paid-in surplus or out of net earnings legally available for the payment thereof, as they may be entitled to in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series, payable on such dates as may be fixed in such resolution or resolutions. No dividends, whether in cash or property, shall be paid or declared, nor shall any distribution be made, in any year on the Common Stock or the Class B Common Stock unless and until the full dividends on the Preferred Stock of all series required to be paid in that year have been paid or declared but not paid, and if declared, a sum sufficient for the payment thereof has been set apart. In addition so long as there shall be outstanding any shares of Preferred Stock of any series entitled to cumulative dividends pursuant to the resolution or resolutions providing for the issuance of such series, no dividends, whether in cash or property shall be paid or declared, nor shall any distribution be made on the Common Stock, nor shall any shares of Common Stock or Class B Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless and until the full cumulative dividends on the Preferred Stock of all series entitled to cumulative dividends for all past dividend periods and for the then current dividend period shall have been paid or declared, and if declared but not paid, a sum sufficient for the payment thereof has been set apart, and the Corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for a purchase, retirement or sinking fund, if any, for the Preferred Stock of all series for the then current year and all defaults, if any, in complying with any such purchase, retirement or sinking fund requirements in respect of previous years shall have been made good. The foregoing provisions of this Paragraph shall not, however, apply to a dividend payable in Common Stock or Class B Common Stock or to the acquisition of shares of Common Stock or Class B Common Stock in exchange for, or through application of the proceeds of the sale of, shares of Common Stock. Accruals of dividends shall not bear interest.



     (e) The holders of the Preferred Stock of each series shall be entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, to be paid as a liquidating dividend, before any distribution or payment is made to the holders of any Participating Preferred Stock, Common Stock or Class B Common Stock, the amount per share provided for in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such series. When such payments shall have been made in full to the holders of the Preferred Stock, they shall have no further rights in respect of their shares or the assets of the Corporation. If upon any liquidation or dissolution or winding up of the Corporation the assets available for distribution shall be insufficient to pay the holders of all outstanding shares of Preferred Stock the full amounts to which they respectively shall be entitled, the holders of the shares of Preferred Stock of each series shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable in respect of the

Preferred Stock of that series were paid in full. Neither the statutory merger nor consolidation of the Corporation into or with any other corporation, nor the statutory merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.



     (f) The Corporation at the option of the Board of Directors may at any time redeem the whole or from time to time may redeem any part of any series of Preferred Stock for the consideration provided in and in accordance with the terms and conditions of the resolution or resolutions of the Board of Directors authorizing such series.



     (g) At all meetings of Stockholders of the Corporation, each holder of record of Preferred Stock shall have such voting rights, if any, as may be provided in resolutions adopted by the Board of Directors providing for the issuance of each series.



PARTICIPATING PREFERRED STOCK



     (a) Voting Rights and Powers.



     With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of Participating Preferred Stock, the holders of the outstanding shares of Common Stock and the holders of the outstanding shares of Class B Common Stock will vote together without regard to class, and (2) each holder of record of Participating Preferred Stock will be entitled to one vote for each share of Participating Preferred Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the amendment and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the shares of Participating Preferred Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Common Stock and (y) will require the affirmative vote of a majority of the shares of Participating Preferred Stock and Common Stock, voting together without regard to class, which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Participating Preferred Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided however, that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Participating Preferred Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of a share of Participating Preferred Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.



     (b) Dividends and Distributions.



     (1) Cash Dividends. No cash dividends may be paid in a calendar year with regard to a share of Common Stock or with regard to a share of Class B Common Stock until cash dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Participating Preferred Stock. After dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in a calendar year with regard to each outstanding share of Participating Preferred Stock, no further cash dividends may be paid in that year with regard to a share of Participating Preferred Stock until dividends totaling $0.0125 per share have been paid, or declared and set aside for payment, in that year with regard to each outstanding share of Common Stock. Any dividends in excess of $0.0125 per share paid in a calendar year to the holders of the Participating Preferred Stock or the holders of the Common Stock will be paid with regard to the shares of both those classes on an equal per share basis without regard to class.



     (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Participating Preferred Stock, the Common Stock or the Class B Common Stock, other than cash dividends or distributions upon liquidation of the Corporation, will be distributable to the holders of the Participating Preferred Stock, the Common Stock and the Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation, other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with regard to the Common Stock will be additional shares of Common Stock and the stock distributed with regard to the Class B Common Stock will be additional shares of Class B Common Stock.


     (c) Stock Splits, Stock Dividends and Share Consolidations.

     The Corporation may not (i) pay a dividend with regard to its Participating Preferred Stock in additional shares of Participating Preferred Stock, or divide or consolidate its outstanding Participating Preferred Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Common Stock (but payable in additional shares of Common Stock instead of additional shares of Participating Preferred Stock) or divides or consolidates its outstanding Common Stock in the same manner in which it divides or consolidates its Participating Preferred Stock or (ii) pay a dividend with regard to its Common Stock in additional shares of Common Stock, or divide or consolidate its outstanding Common Stock into a greater or lesser number of shares, unless it pays the same dividend with regard to its Participating Preferred Stock (but payable in additional shares of Participating Preferred Stock instead of additional shares of Common Stock) or divides or consolidates its outstanding Participating Preferred Stock in the same manner in which it divides or consolidates its Common Stock.

     (d) Liquidation.

     No assets of the Corporation may be distributed upon liquidation of the Corporation to the holders of shares of Common Stock or Class B Common Stock until the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share. When the holders of the Participating Preferred Stock have received liquidating distributions totaling $10.00 per share, no further assets of the Corporation may be distributed to the holders of the Participating Preferred Stock upon liquidation of the Corporation until the holders of the Common Stock have received liquidating distributions totaling $10.00 per share. Any liquidating distributions in excess of $10.00 per share to the holders of the Participating Preferred Stock or the holders of the Common Stock will be made to the holders of both those classes on an equal per share basis without regard to class. If assets distributed upon liquidation of the Corporation are other than cash, the amount distributed to the holders of the Participating Preferred Stock or the Common Stock will include the value of the non-cash assets as determined in good faith by the Board of Directors of the Corporation.

     (e) Other Rights.


     Except as otherwise provided in this Certificate of Incorporation or provided by law, each share of Participating Preferred Stock and each share of Common Stock will have identical rights, powers, preferences and restrictions, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Participating Preferred Stock.



COMMON STOCK AND CLASS B COMMON STOCK



     (a) Voting Rights and Powers.



     With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, (1) the holders of the outstanding shares of the Common Stock, the holders of the outstanding shares of Class B Common Stock and the holders of the outstanding shares of Participating Preferred Stock will vote together without regard to class, (2) each holder of record of Common Stock will be entitled to one vote for each share of Common Stock held in the holder's name, and (3) each holder of record of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock held in the holder's name, except that (i) any amendment to this Certificate of Incorporation which would change the number of authorized shares, the par value or the voting rights of, the restriction on dividends upon, or any other provision of this Certificate of Incorporation relating to, the Common Stock, the Class B Common Stock or the Participating Preferred Stock, in addition to being adopted as required by law, must be approved by holders of a majority of the shares of Common Stock and Participating Preferred Stock, voting together without regard to class, which are voted with regard to the amendment; and (ii) in addition to any other vote required by this Certificate of Incorporation, the Corporation's by-laws, by any rule of any securities exchange or otherwise, any merger, consolidation or other business combination involving the Corporation (x) will require the affirmative vote of a majority of the issued and outstanding shares of Common Stock which are voted with regard to the transaction, unless the type and amount of the consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Participating Preferred Stock, and (y) will require the affirmative vote of a majority of the outstanding Participating Preferred Stock and the outstanding Common Stock, voting together without regard to class, unless the type and amount of consideration received by the holder of a share of Common Stock in the transaction is the same as that received by the holder of a share of Class B Common Stock; provided, however that if stockholders are given the right to elect among different kinds of consideration in a business combination, the holder of a share of Common Stock will be deemed to receive the same type and amount of consideration as the holder of a share of stock of another class if the holder of the share of Common Stock is given the same rights of election (including without limitation proration rights) as the holder of a share of stock of the other class.



     (b) Dividends and Distributions.



          (1) Cash Dividends. The cash dividends paid with regard to a share of Class B Common Stock in a calendar year may not be more than 90% of the cash dividends paid with regard to a share of Common Stock in that calendar year.



          (2) Other Dividends and Distributions. Each dividend or distribution made to the holders of the Common Stock or the Class B Common Stock, other than cash dividends, will be distributable to the holders of the Common Stock and Class B Common Stock without regard to class, except that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, the stock distributed with respect to the Participating Preferred Stock will be additional shares of Participating Preferred Stock, the stock distributed with respect to the Common Stock will be additional shares of Common Stock and the stock distributed with respect to the Class B Common Stock will be additional shares of Class B Common Stock.



     (c) Restrictions on Transfer of the Class B Common Stock.



          (1) Permitted Transferees. No beneficial owner of shares of Class B Common Stock (a "Class B Stockholder") may transfer shares of Class B Common Stock, whether by sale, assignment, gift, bequest or otherwise, except to a Permitted Transferee of that Class B Stockholder. A "Permitted Transferee" of a Class B Stockholder is (i) the Class B Stockholder's spouse; (ii) a parent or lineal descendant(including an adopted child) of a parent of the Class B Stockholder, or the spouse of a lineal descendant of a parent of the Class B Stockholder; (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, the Class B Stockholder, or a trustee, guardian or custodian for a Permitted Transferee of the Class B Stockholder; (iv) the trustee of a trust (including a voting trust) for the benefit of the Class B Stockholder and (v) a corporation, partnership or other entity of which the Class B Stockholder and Permitted Transferees of the Class B Stockholder are the beneficial owners of a majority in voting power of the equity. For the purpose of this Paragraph a "beneficial owner" of Class B Common Stock is a person who, or entity which, has or shares the power to direct the voting or disposition of the Class B Common Stock.



          (2) Impermissible Transfer Void. Any purported transfer of Class B Common Stock other than to a Permitted Transferee will be void and will not be recognized by the Corporation. The Corporation may, as a condition to the registration of a transfer of Class B Common Stock to a purported Permitted

     Transferee, require such affidavits or other proof as the Corporation deems necessary to establish that the transferee is a Permitted Transferee.



          (3) Legend on Stock Certificates. Each certificate representing Class B Common Stock will bear a legend referring to the restrictions on transfer of the Class B Common Stock.



          (4) Registered Owner. Each share of Class B Common Stock will be registered in the name of the beneficial owner of the share and not in "street name" or the name of a nominee.



     (d) Issuance of Class B Common Stock.



          (1) Initial Issuance. Upon the merger of Lennar Corporation ("Old Lennar") with and into the Corporation (the "Merger") in accordance with a Plan and Agreement of Merger dated June 10, 1997, (the "Merger Agreement") between the Corporation (the name of which at that date was Pacific Greystone Corporation) and Old Lennar, each share of Class B Common Stock, par value $.10 per share, of Old Lennar which is outstanding immediately before the Merger becomes effective is being converted into and becoming one share of Class B Common Stock of the Corporation.



          (2) Subsequent Issuance. The Corporation may not issue any shares of Class B Common Stock, except (i) as provided in Paragraph (d)(1) or (ii) as a dividend or distribution as provided in Paragraph (b)(2).



     (e) Conversion of Class B Common Stock into Common Stock.



     A Class B Stockholder may at any time convert shares of Class B Common Stock into a like number of shares of Common Stock by surrendering the certificates representing the shares of Class B Common Stock to be converted (or representing a greater number of shares of Class B Common Stock) to the Company accompanied by a request that all or a specified number of the shares of Class B Common Stock represented by the certificates be converted into Common Stock. Once Class B Common Stock has been converted into Common Stock, the Common Stock may not be reconverted into Class B Common Stock.



     (f) Termination of Class Rights and Powers.



     If at any time the number of outstanding shares of Class B Common Stock is less than 10% of the outstanding shares of Common Stock and Class B Common Stock taken together, the Class B Common Stock will automatically be converted into, and become for all purposes, shares of Common Stock. After the Class B Common Stock is converted into Common Stock as provided in this paragraph, the Company may issue certificates which represent Common Stock in exchange for certificates which represented Class B Common Stock. However, the automatic conversion of Class B Common Stock into Common Stock will be effective whether or not certificates are exchanged.



     (g) Other Rights.



     Except as otherwise provided in this Certificate of Incorporation, or provided by law, each share of Common Stock and each share of Class B Common Stock will have identical powers, preferences and rights, including rights in liquidation, and copies of all reports and other communications which are sent by the Corporation to the holders of the Common Stock must also be sent to the holders of the Class B Common Stock.

                                  DETACH HERE


                           [LENNAR CORPORATION LOGO]


                             700 N.W. 107th Avenue
                              Miami, Florida 33172

                          Proxy for 1999 Annual Meeting
           This Proxy is Solicited on Behalf of the Board of Directors

     By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 6, 1999, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.


     -------------                                                 -------------
      SEE REVERSE  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)     SEE REVERSE
          SIDE                                                          SIDE
     -------------                                                 -------------

                                   DETACH HERE


     Please mark
[X]  votes as in
     this example.

     The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for the approval of the Amendment to the Certificate of Incorporation.



     1.   Election of Directors:


          Nominees: Reuben S.  Leibowitz,  Stuart A. Miller and
                    Steven J. Saiontz


          [ ] FOR ALL NOMINEES           [ ] WITHHELD FROM ALL NOMINEES

          [ ]
              ------------------------------------------
              For all nominees except as noted above


     2.   Approval   of   an   Amendment   to   Lennar
          Corporation's  Certificate of  Incorporation
          to Authorize  Issuance of up to  100,000,000
          Shares of Participating Preferred Stock.

          For [ ]    Against [ ]    Abstain [ ]


     3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                               Please sign exactly as name appears at left.


                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:             Date:             Signature:             Date:
          ------------      -----------            ------------      ----------

                                  DETACH HERE


                           [LENNAR CORPORATION LOGO]


                             700 N.W. 107th Avenue
                              Miami, Florida 33172


                          Proxy for 1999 Annual Meeting
           This Proxy is Solicited on Behalf of the Board of Directors

     By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 6, 1999, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Class B Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.

-----------                                                         -----------
SEE REVERSE       (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)      SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                         -----------

                                   DETACH HERE


     Please mark
 [X] votes as in
     this example.

     The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for the approval of the Amendment to the Certificate of Incorporation.



     1.   Election of Directors:


          Nominees: Reuben S.  Leibowitz,  Stuart A. Miller and
                    Steven J. Saiontz


          [ ]  FOR ALL NOMINEES   [ ]  WITHHELD FROM ALL NOMINEES

          [ ]
               ------------------------------------------
               For all nominees except as noted above


     2.   Approval   of   an   Amendment   to   Lennar
          Corporation's  Certificate of  Incorporation
          to Authorize  Issuance of up to  100,000,000
          Shares of Participating Preferred Stock.

          For [ ]         Against [ ]       Abstain [ ]



     3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                               Please sign exactly as name appears at left.


                               When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:             Date:             Signature:             Date:
          ------------      -----------            ------------      ----------